UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                November 12, 1999


                               AVISTA CORPORATION.
             (Exact name of registrant as specified in its charter)


       Washington                    1-3701                     91-0462470
(State or other jurisdiction  (Commission File Number)       (I.R.S. Employer
of incorporation or organization)                            Identification No.)

               1411 East Mission Avenue, Spokane, Washington 99202 (Address of principal executive offices) (Zip Code)




       Registrant's telephone number, including area code: (509) 489-0500




                                       N/A
         (Former name or former address, if changed since last report.)


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Items 1-4.  Not applicable.

Item 5.  Other Events.

                  On November 12, 1999, AVISTA Corporation's Board of Directors adopted a shareholder rights plan pursuant to which holders of Common Stock outstanding on February 15, 1999, or issued thereafter, will be granted one preferred share purchase right ("Right") on each outstanding share of Common Stock.

                  The Rights Plan is designed to protect shareholders' interests by causing substantial dilution to a person or group that attempts to acquire 10% or more of the Company on terms not approved by the Company's Board of Directors. Due to the substantial dilution that could occur, an acquirer would likely seek approval of the Board of Directors prior to acquiring 10% or more of the Company.

                  The Rights would not prevent any merger or other business combination approved by the Board of Directors of the Company. The adoption of the Plan is not in response to any effort to acquire control of the Company.

     Each Right will entitle the registered Shareholder to purchase one one-hundredth of a share of Preferred Stock, without par value, of the Company at a Purchase Price of $70.00 (the "Purchase Price"). The Purchase Price is subject to adjustment from time-to-time to prevent dilution.

         The Rights will be exercisable only if a person or group acquires 10% or more of the outstanding shares of Common Stock or commences a tender or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 10% or more of the outstanding shares of Common Stock. Until that time, the Rights will be evidenced by, and will trade with, the shares of Common Stock. The Rights expire on March 31, 2009.

         If any person or group acquires 10% or more of the outstanding shares of Common Stock, each Right will entitle its holder (other than such person or members of the acquiring group), to purchase, at the Purchase Price, that number of shares of Common Stock or Preferred Shares which has a market value at that time of twice the Purchase Price.

         In addition, in the event that any person or group has acquired 10% or more of the outstanding shares of Common Stock and the Company consolidates or merges with or into, or sells 50% or more of its assets or earning power to, any person or group, proper provision will be made so that each Right would thereafter entitle its holder to purchase at the Purchase Price that number of the acquiring company's common shares having a market value at that time of twice the Purchase Price.

         At any time after a person or group acquires more than 10% but less than 50% of the outstanding shares of Common Stock, the Board of Directors of the Company may require each outstanding Right to be exchanged for one share of Common Stock or cash, securities or other assets having a value equal to the market value of one share of Common Stock.

         The Company may redeem the Rights at a redemption price of $0.01 per Right, at any time until any person or group has acquired 10% or more of the outstanding shares of Common Stock. The Company may amend the Rights Agreement in any respect until any person or group has acquired 10% or more of the outstanding shares of Common Stock. Thereafter, the Company may amend the Rights Agreement in any manner which will not adversely affect the holders of the Rights.

Items 6-9.  Not applicable.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits.

                     Exhibit No.                      Description

                          4 Form of Rights Agreement, dated ________ __, ____, by and between the Registrant and The Bank of New York, as Rights Agent

                         99             Press Release, dated November 15, 1999


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                              AVISTA CORPORATION
                                       ----------------------------------------
                                                  (Registrant)




Date:  November 15, 1999               /s/ Ronald R. Peterson
                                      -----------------------------------------
                                                  (Signature)

                                           Ronald R. Peterson
                                           Vice President and
                                           Treasurer

                                  EXHIBIT INDEX


                       Number                         Description
                          4 Form of Rights Agreement, dated _______ __, ____, by and between the Registrant and The Bank of New York, as Rights Agent

                         99             Press Release, dated November 15, 1999